Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

Omnicare	news release

CONTACT: Cheryl D. Hodges (859) 392-3331

OMNICARE REPORTS FOURTH QUARTER
AND FULL YEAR 2005 RESULTS

- Sales and Adjusted Earnings Reach Record Highs -
- Strong Cash Flow from Operations -
- Adjusted Earnings in Line with Expectations -
- Medicare Part D Implementation Proceeding as Expected -

COVINGTON, Ky., February 23, 2006 – Omnicare, Inc. (NYSE:OCR), the nation’s leading provider of pharmaceutical care for the elderly, reported today financial results for its fourth quarter and full year ended December 31, 2005.

Financial results for the quarter ended December 31, 2005, as compared with the prior-year period, including debt issuance and premium costs, a restructuring charge and other special items, as well as the accounting change noted below, were as follows:

•	Earnings per diluted share were 43 cents versus 52 cents
•	Net income was $48.3 million as compared with $56.2 million
•	Sales reached $1,618.3 million as compared with $1,073.1 million

Results for both the fourth quarter 2005 and 2004 include special items (described later herein) of $44.0 million pretax and $2.2 million pretax, respectively. In addition, the diluted earnings per share for all periods reflect the Company’s fourth quarter 2004 adoption of Emerging Issues Task Force Issue No. 04-8 (EITF No. 04-8) related to the calculation of diluted earnings per share for contingently convertible securities. Adjusting for these special items and the accounting change, results for the quarters ended December 31, 2005 and 2004, respectively, were as follows:

•	Adjusted earnings per diluted share were 68 cents versus 56 cents
•	Adjusted net income was $75.9 million as compared with $57.6 million
•	Sales reached $1,618.3 million as compared with $1,073.1 million

It should also be noted that the average number of diluted shares outstanding rose to 112,318,000, reflecting primarily the issuance of equity on December 15, 2005 as part of the Company’s overall refinancing, along with the dilution related to the Company’s 4% Trust PIERS (4.00% junior subordinated convertible debentures due 2033 underlying Trust Preferred Income Equity Redeemable Securities), and the dilutive impact of stock options. Triggered by average prices above $40.82 for Omnicare stock, dilution on the Trust PIERS is calculated on the treasury stock method of accounting, which calculation, along with the impact of stock options and the stock issuance, reduced diluted earnings per share by approximately 2 cents, for the fourth quarter of 2005.

Financial results for the year ended December 31, 2005, as compared with the full year 2004, including special items and the accounting change, were as follows:

•	Earnings per diluted share were $2.10 versus $2.17
•	Net income was $226.5 million as compared with $236.0 million
•	Sales reached $5,292.8 million as compared with $4,119.9 million

Results for the full years 2005 and 2004 include special items (described later herein) of $62.8 million pretax and $7.4 million pretax, respectively. Adjusting for the special items and the accounting change described above, full year 2005, as compared with the prior year, was as follows:

•	Adjusted earnings per diluted share were $2.48 versus $2.31
•	Adjusted net income was $265.9 million as compared with $240.6 million
•	Sales reached $5,292.8 million as compared with $4,119.9 million

Commenting on the results for quarter and full year, Joel F. Gemunder, Omnicare’s president and chief executive officer, said, “The strong results for the fourth quarter cap off a year marked by growth and transformation for Omnicare. We completed three important acquisitions – RxCrossroads, excelleRx and NeighborCare, the largest in our history. Moreover, substantial progress was made in the integration of NeighborCare as well as in other programs to enhance productivity and reduce costs. We also undertook major initiatives throughout the year to prepare our organization as well as our clients for the advent of the new Medicare Drug Benefit. Lastly, we achieved consistent financial performance characterized by record-high sales and adjusted earnings that were well in line with expectations for both the fourth quarter and full year 2005.”

Financial Position

Cash flow from operations for the quarter ended December 31, 2005 was $88.2 million versus the $35.7 million in the prior-year quarter. Cash flow for the 2005 quarter was favorably impacted by approximately $40 million from the receipt of payments from the Illinois Department of Public Aid (Illinois Medicaid) following its broad-based slowdown in payments experienced throughout the year. This favorable variance was partially offset by the cash portion of special items (described later herein) paid during that period totaling $22.9 million. The 2004 quarter also included a slowdown in Illinois Medicaid payments, unfavorably impacting cash flow by approximately $27 million in that period.

Cash flow from operations for the full year 2005 was $263.5 million versus $168.9 million in the full year 2004. Cash flow from operations in 2005 was impacted by the $22.9 million cash portion of special items mentioned above. The 2004 period included a one-time deposit of $44 million related to a change in payment terms with the Company’s drug wholesaler as well as a payment of approximately $18 million related to a reduction in an acquired company’s payable to its previous wholesaler.

Earnings before interest, income taxes, depreciation and amortization (EBITDA) for the fourth quarter 2005, including the special items discussed below, was $181.3 million versus $122.3 million in the fourth quarter of 2004. Excluding the special items, adjusted EBITDA in the 2005 quarter was $197.8 million versus $124.5 million in the 2004 quarter. For the full year 2005, EBITDA, including special items, was $602.0 million versus $498.7 million for 2004. Excluding special items, 2005 adjusted EBITDA was $629.7 million versus $506.1 million in 2004.

“We were pleased with the strength of our cash flow both in the fourth quarter and the full year. Despite the slowdown in payments from Illinois Medicaid throughout most of the year, the strength and continuity of our cash flow elsewhere allowed us to carry out our growth plans and deploy our capital productively,” said Gemunder. “Going forward, the timeliness of Illinois Medicaid payments will have far less impact given that the vast majority of Medicaid beneficiaries have moved to the new Medicare Part D drug benefit effective January 1, 2006.”

On December 15, 2005, the Company completed a major refinancing undertaken principally to provide long-term funding for the NeighborCare, excelleRx and RxCrossroads acquisitions. Total gross proceeds from the offering were $2.5 billion from the issuance of $750 million in senior subordinated notes ($225 million at 6.75% due 2013 and $525 million at 6.875% due 2015), $977.5 million in 3.25% convertible senior debentures due 2035 and $765.9 million in common stock. As part of the transaction, the Company also repurchased early approximately $366 million of its 8.125% senior subordinated notes due 2011. Further, in January 2006, the underwriters exercised their option to purchase additional common shares, resulting in an additional $50.8 million in gross proceeds to the Company.

“This major refinancing of our balance sheet served to fund this year’s historic acquisition activity while maintaining the strength and flexibility of Omnicare’s financial structure to take advantage of future growth opportunities,” said Gemunder.

To facilitate comparisons and to enhance understanding of core operating performance, the discussion that follows includes financial measures that are adjusted from the comparable amount under Generally Accepted Accounting Principles (GAAP) to exclude the impact of the special items described elsewhere herein. For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted on the Company’s Web site at www.omnicare.com.

It should also be noted that the results of the NeighborCare, excelleRx and RxCrossroads acquisitions are included from the dates such acquisitions closed (July 28, 2005, August 12, 2005 and August 15, 2005, respectively). All three acquisitions are included in the Pharmacy Services Business segment.

Pharmacy Services Business

Omnicare’s pharmacy services business generated record revenues of $1,576.5 million for the fourth quarter of 2005, approximately 52% higher than the $1,037.4 million reported in the comparable prior-year quarter. Adjusted operating profit in this business also grew 52% to $184.3 million in the 2005 quarter as compared with the $121.6 million earned in the 2004 quarter. For the full year 2005, pharmacy services sales reached $5,110.4 million, up 28% above the $3,983.6 million reported in 2004. Adjusted operating profit for the full year 2005 reached $595.3 million, 23% higher than the $485.6 million earned in 2004. At December 31, 2005, Omnicare served long-term care facilities and other chronic care settings comprising approximately 1,452,000 beds versus approximately 1,086,000 at December 31, 2004, an increase of 34%.

“The strong results in our pharmacy services business, both for the quarter and the year, reflect in large measure the successful execution of our acquisition strategy in driving substantial growth in our core institutional pharmacy business while broadening our platform for future growth,” said Gemunder.

“Our sales growth was enhanced significantly by the acquisition of NeighborCare, excelleRx and RxCrossroads during the third quarter of 2005. Institutional pharmacy sales growth also benefited from the addition of new clients, the contribution of clinical and other services, including disease management, increased acuity, drug price inflation and market penetration of newer branded drugs, offset in part by the increasing use of generic drugs, as well as Medicaid reimbursement reductions in certain states. Moreover, both excelleRx and RxCrossroads showed strong financial performance during the quarter, well in line with our expectations.

“We are also pleased with the progress we are making in the integration of the NeighborCare acquisition. Plans to achieve cost savings from the leveraging of drug purchasing as well as the consolidation of pharmacies have continued apace during the quarter. To date, the integration is on schedule and on track to achieve the synergies that made this important transaction so compelling. As these savings are realized over the next several quarters, we expect pharmacy margins to expand.”

CRO Business

The Company’s CRO business, including Omnicare Clinical Research and Clinimetrics Research Associates, generated revenues of $41.8 million on a GAAP basis for the fourth quarter of 2005 as compared with the comparable prior-year quarter of $35.7 million. Included in the 2005 and 2004 periods were reimbursable out-of-pocket expenses totaling $6.2 million and $5.1 million, respectively. Excluding these reimbursable out-of-pocket expenses, adjusted revenues were $35.6 million for the 2005 quarter as compared with $30.6 million for the comparable prior-year period. Adjusted operating profit for the 2005 fourth quarter totaled $2.3 million versus $3.4 million in the prior-year period.

For the full year 2005, CRO revenues, on a GAAP basis, totaled $182.4 million as compared with $136.3 million in 2004. Reimbursable out-of-pocket expenses in 2005 and 2004 totaled $28.5 million and $18.7 million, respectively. Excluding such expenses, adjusted CRO revenues for the full year 2005 were $153.9 million as compared with $117.6 million in 2004. Adjusted operating profit in 2005 was $12.4 million versus $13.0 million in 2004. Backlog at December 31, 2005 was $268.9 million.

“Revenue growth in both the quarter and the year in our CRO business reflects largely the acquisition of Clinimetrics. Operating profit, however, was impacted by the successful but early completion by Clinimetrics of a large project that had been expected to continue throughout 2005. Much effort was made throughout the year to rebuild its book of business and reduce variable expenses,” said Gemunder. “In our larger CRO business, while we saw project cancellations as well as delays in the commencement of certain projects by client pharmaceutical companies during the quarter, we were pleased with the strong growth in our Peri-Approval and Geriatrics (Phase IV) business. Both of our CRO businesses recorded strong new business awards during the quarter, generating a solid sequential increase in backlog which bodes well for growth in 2006.”

Special Items

As noted above, the results for the fourth quarter and full year 2005 included certain special items, totaling $44.0 million pretax ($27.6 million after tax or 25 cents per diluted share) and $62.8 million pretax ($39.4 million after tax or 36 cents per diluted share), respectively. Operating income for the fourth quarter and full year 2005 includes a previously announced restructuring charge of $9.8 million and $18.8 million, respectively, related primarily to certain costs associated with the NeighborCare consolidation plan and other productivity initiatives; $4.9 million for the settlement of litigation relating to certain contractual issues with two vendors, and $1.7 million and $3.0 million, respectively, for professional fees incurred in connection with the Series B 4.00% Trust Preferred Income Equity Redeemable Securities exchange offer and the redemption of the 8.125% senior subordinated notes. The full year 2005 also includes a special charge of $1.1 million for acquisition related expenses pertaining to a proposed transaction that was not consummated. Interest expense for the fourth quarter and full year 2005 includes a special pretax charge of $25.0 million and $32.5 million, respectively, for new debt issuance and debt extinguishment costs associated with the previously described refinancing; and $2.5 million related to the previously mentioned vendor litigation settlements.

The fourth quarter and full year 2004 results include a special pretax charge of $2.2 million and $7.4 million, respectively, ($1.4 million and $4.6 million after taxes, or 1 cent and 4 cents per diluted share) in connection with certain state Medicaid audits related to prior periods.

Omnicare Outlook

In commenting on the outlook for Omnicare, Gemunder said, “By any measure – growth, development, performance – 2005 was an extraordinary year for Omnicare. Moreover, much time, effort and many resources were expended in 2005 to prepare the Omnicare organization for the initiation of the Medicare Drug Benefit.”

Under the new Medicare Part D benefit, Prescription Drug Plans, or PDPs, sponsored by commercial insurers or other risk-bearing entities approved by the Centers for Medicare and Medicaid Services (CMS), are providing a drug benefit to Medicare-eligible beneficiaries, including those dually eligible under Medicaid, which includes many residents of the skilled nursing facilities served by Omnicare.

“Today, we are highly focused on the implementation phase of the new Part D program. As was expected in the introduction of this massive new program, and as was widely reported in the press, administrative and transitional issues did arise. Nonetheless, we remained committed to fill all prescriptions so that no resident in the facilities we serve would go without the medicines they need. Over the first seven weeks of this program, we have been encouraged to see the vast majority of pharmacy claims for the residents we serve successfully processed by the PDPs,” Gemunder said.

“Since implementation, we have devoted the needed resources and have been working constructively with CMS, the PDPs and our long-term care facility clients to identify and resolve issues, with substantial progress being made. We expect this process will continue as we, CMS and the PDPs advance along the learning curve for this major new program. On balance, we see the transition to Part D proceeding as expected and we continue to believe that the Medicare Drug Benefit presents Omnicare with an opportunity to add value for CMS, the PDPs, our client facilities and, importantly, the residents we serve.”

Continuing, Gemunder said, “The fundamentals supporting growth in the institutional pharmacy industry remain unchanged. Demographics aside, it is widely recognized that pharmaceuticals represent the most cost-effective means of treating the chronic illnesses of the elderly, as substantiated by the introduction of a major new drug benefit under Medicare. We therefore continue to see numerous opportunities to leverage our assets and skill sets to grow our institutional pharmacy business.

“As always, we will continue to address competitive pricing and reimbursement issues related to our business as well as that of our customers by broadening our business and through productivity enhancement and cost reduction. Moreover, we expect the impact of reimbursement reductions from state Medicaid programs to be greatly reduced with the advent of the Medicare Drug Benefit on January 1, 2006. Then, too, we are moving toward completion of the integration of NeighborCare into our existing operations. As we have said previously, we expect the acquisition to be significantly accretive to Omnicare’s diluted earnings per share in 2006 and beyond. Moreover, we are excited about the expanded growth platform provided by excelleRx and RxCrossroads.

“So as we enter our 25th year as a public company, Omnicare’s revenue and earnings growth outlook remains positive given our strong underlying fundamentals and our proven growth strategy – one that has allowed us to provide shareholder value in many types of industry conditions. With this, and our demonstrated ability to maintain financial strength and flexibility, we see numerous opportunities for growth in the year to come.”

Webcast Today

Omnicare will hold a conference call to discuss fourth-quarter and full year results Thursday, February 23, at 11:00 a.m. ET. The conference call will be webcast live at Omnicare’s Web site at www.omnicare.com by clicking on “Investors” and then on “Conference Calls,” and will be accessible by telephone at the following numbers:

          Calling from the United States or Canada: 888-634-8522
          Calling from other countries: 706-634-6522
          Reference: Omnicare

An online replay will be available at www.omnicare.com beginning approximately two hours after the completion of the live call and will remain available for 14 days.

Omnicare, Inc. (NYSE:OCR), a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly. Omnicare serves residents in long-term care facilities and other chronic care settings comprising approximately 1,452,000 beds in 47 states, the District of Columbia and Canada. Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings. Omnicare’s pharmacy services also include distribution and patient assistance services for specialty pharmaceuticals. Omnicare offers clinical research services for the pharmaceutical and biotechnology industries in 30 countries worldwide. For more information, visit the company’s Web site at www.omnicare.com.

Forward Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made on the basis of management’s views and assumptions regarding business performance as of the time the statements are made, and management does not undertake any obligation to update these statements. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact. Forward-looking statements in this report include, but are not limited to, the following:

expectations concerning the Company’s financial performance, results of operations, sales, earnings or business outlook; expectations regarding acquisitions; trends in the long-term healthcare and contract research industries generally; expectations concerning the Company’s ability to leverage its core business; the impact of the NeighborCare, excelleRx and RxCrossroads acquisitions and the continued successful integration of acquired companies; anticipated growth in alternative institutional markets such as correctional facilities, hospice care, mental health and personal care or supportive living facilities; expectations concerning continued relative stability in the operating environment in the long-term care industry; the ability to leverage the Company’s CRO business and its core pharmacy business as anticipated; volatility in the CRO business; anticipated business performance of the CRO; expectations in the CRO business resulting from streamlining and globalization efforts, the Company’s unique capabilities in the geriatric market and strength of presence in the drug development marketplace; trends in healthcare funding issues, including, but not limited to, state Medicaid budgets, enrollee eligibility, escalating drug prices due to higher utilization among seniors and the aging of the population; expectations concerning increasing Medicare admissions and improving occupancy rates; the introduction of more expensive medications and the increasing use of generic medications; the impact of any changes in healthcare policy relating to the future funding of the Medicaid and Medicare programs; the cost-effectiveness of pharmaceuticals in treating chronic illnesses for the elderly; the impact of the Medicare drug benefit and its implementing regulations; the effect of any changes and considerations in long-term healthcare funding policies for Medicare and Medicaid programs; the ability of the Company to utilize its expertise in geriatric pharmaceutical care and pharmaceutical cost management and its database on drug utilization and outcomes in the elderly to meet the anticipated challenges of the healthcare environment and the implementation of the Medicare drug benefit; the effectiveness of the Company’s growth strategy in allowing the Company to maximize cash flow, maintain a strong financial position, enhance the efficiency of its operations and continue to develop the Company’s franchise in the geriatric pharmaceutical market; the ability of expansion in the Company’s core business to provide the Company greater ability to leverage its clinical services and information business, thereby enhancing cost advantages in the institutional pharmacy market; and expectations concerning opportunities for future growth. These forward-looking statements, together with other statements that are not historical, involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of the Company, include, but are not limited to: overall economic, financial, political and business conditions; trends in the long-term healthcare and contract research industries; competition in the pharmaceutical, long-term care and contract research industries; the impact of consolidation in the pharmaceutical and long-term care industries; trends in long-term care occupancy rates and demographics; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; expectations concerning the development and performance of the Company’s informatics business; the effectiveness of the Company’s formulary compliance program; trends in drug pricing, including the impact and pace of pharmaceutical price increases; delays and reductions in reimbursement by the government and other payors to customers and to the Company as a result of pressures on federal and state budgets or for other reasons; the overall financial condition of the Company’s customers; the ability of the Company to assess and react to the financial condition of its customers; the effectiveness of the Company’s pharmaceutical purchasing programs and its ability to obtain discounts and manage pharmaceutical costs; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies and the ability to realize anticipated sales, economies of scale, cost synergies and profitability; the continued availability of suitable acquisition candidates; pricing and other competitive factors in the industry; increases or decreases in reimbursement rates and the impact of other cost control measures; the impact on the Company’s sales, profits and margins resulting from market trends in the use of newer branded drugs versus generic drugs; the number and usage of generic drugs and price competition in the drug marketplace; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; the impact and pace of technological advances; the ability to obtain or maintain rights to data, technology and other intellectual property; the demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the ability to benefit from streamlining and globalization efforts at the CRO; trends concerning CRO backlog; the effectiveness of the Company’s implementation and expansion of its clinical and other service programs; the effect of new legislation, government regulations, and/or executive orders, including those relating to reimbursement and drug pricing policies and changes in the interpretation and application of such policies; the impact of the Medicare drug benefit and its implementing regulations; legislation and regulations affecting payment and reimbursement rates for skilled nursing facilities; trends in federal and state budgets and their impact on Medicaid reimbursement rates; government budgetary pressures and shifting priorities; the Company’s ability to adjust to federal and state budget shortfalls; efforts by payors to control costs; the failure of the Company or the long-term care facilities it serves to obtain or maintain required regulatory approvals or licenses; loss or delay of contracts pertaining to the CRO business for regulatory or other reasons; the outcome of litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of differences in actuarial assumptions and estimates pertaining to employee benefit plans; the impact of consolidation in the pharmaceutical and long-term care industries; events or circumstances which result in an impairment of assets, including but not limited to, goodwill; market conditions; the outcome of audit, compliance, administrative or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and other risks and uncertainties described in the Company’s reports and filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information on Omnicare, Inc., visit www.omnicare.com.

###

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three Months Ended December 31,				Year Ended December 31,

	2005		2004		2005		2004

Sales	$1,612,018		$1,068,017		$5,264,286		$4,101,224
Reimbursable out-of-pockets	6,244	(a)	5,065	(a)	28,496	(a)	18,667	(a)

Total net sales	1,618,262		1,073,082		5,292,782		4,119,891

Cost of sales	1,218,194		806,507		3,965,221		3,070,856
Reimbursed out-of-pocket expenses	6,244	(a)	5,065	(a)	28,496	(a)	18,667	(a)

Total direct costs	1,224,438		811,572		3,993,717		3,089,523

Gross profit	393,824		261,510		1,299,065		1,030,368
Selling, general and administrative expenses	230,933	(b)	153,694		758,657	(b)(d)	587,932
Restructuring and other related charges	9,829	(b)	—		18,779	(b)	—

Operating income	153,062	(b)	107,816	(c)	521,629	(b)(d)	442,436	(c)
Investment income	2,331		954		5,787		3,184
Interest expense	(78,395	) (b)	(18,884)		(165,610	) (b)	(70,421)

Income before income taxes	76,998		89,886		361,806		375,199
Income taxes	28,733		33,706		135,315		139,188

Net income	$48,265	(b)	$56,180	(c)	$226,491	(b)(d)	$236,011	(c)

Earnings per share (“EPS”): (e)
Basic	$0.45	(b)	$0.55	(c)	$2.19	(b)(d)	$2.29	(c)

Diluted	$0.43	(b)(f)	$0.52	(c)(g)	$2.10	(b)(d)(f)	$2.17	(c)(g)

Weighted average number of common shares outstanding:
Basic	106,728		101,321		103,551		103,238

Diluted	112,318	(f)	111,498	(g)	108,804	(f)	112,819	(g)

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Summary Segment Financial Data, Non-GAAP Basis (h)
Excluding EITF No. 01-14 and Special Items
(000s)
Unaudited

					Corporate
	Pharmacy		CRO		and		Consolidated
	Services		Services		Consolidating		Totals

Three Months Ended December 31, 2005:

Adjusted sales	$1,576,459		$35,559	(i)	$—		$1,612,018	(i)

Adjusted operating income (expense)	$184,294	(j)	$2,319	(j)	$(17,088	) (j)	$169,525	(j)
Depreciation and amortization	27,103		494		660		28,257

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”) (k)	$211,397	(j)	$2,813	(j)	$(16,428	) (j)	$197,782	(j)

Three Months Ended December 31, 2004:

Adjusted sales	$1,037,388		$30,629	(i)	$—		$1,068,017	(i)

Adjusted operating income (expense)	$121,610	(j)	$3,368		$(14,933)		$110,045	(j)
Depreciation and amortization	13,345		467		662		14,474

Adjusted EBITDA (k)	$134,955	(j)	$3,835		$(14,271)		$124,519	(j)

Year Ended December 31, 2005:

Adjusted sales	$5,110,414		$153,872	(i)	$—		$5,264,286	(i)

Adjusted operating income (expense)	$595,255	(j)	$12,351	(j)	$(58,180	) (j)	$549,426	(j)
Depreciation and amortization	75,670		1,989		2,663		80,322

Adjusted EBITDA (k)	$670,925	(j)	$14,340	(j)	$(55,517	) (j)	$629,748	(j)

Year Ended December 31, 2004:

Adjusted sales	$3,983,641		$117,583	(i)	$—		$4,101,224	(i)

Adjusted operating income (expense)	$485,621	(j)	$13,005		$(48,801)		$449,825	(j)
Depreciation and amortization	52,247		1,504		2,545		56,296

Adjusted EBITDA (k)	$537,868	(j)	$14,509		$(46,256)		$506,121	(j)

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Balance Sheets, GAAP Basis
(000s)
Unaudited

	December 31,
	2005	2004

ASSETS
Current assets:
Cash and cash equivalents	$215,421	$84,169
Restricted cash	2,674	262
Deposit with drug wholesaler	83,036	44,000
Accounts receivable, net	1,260,634	838,705
Unbilled receivables	17,195	14,007
Inventories	473,942	331,367
Deferred income tax benefits	126,763	94,567
Other current assets	200,026	142,702

Total current assets	2,379,691	1,549,779

Properties and equipment, net	231,734	142,421
Goodwill	3,964,763	2,003,223
Other noncurrent assets	535,294	203,758

Total noncurrent assets	4,731,791	2,349,402

Total assets	$7,111,482	$3,899,181

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$397,471	$282,956
Accrued employee compensation	56,063	19,820
Deferred revenue	24,857	24,245
Current debt (l)	355,943	25,218
Other current liabilities and income taxes payable	166,170	115,243

Total current liabilities	1,000,504	467,482

Long-term debt	752,901	281,559
8.125% senior subordinated notes, due 2011 (m)	8,775	375,000
6.125% senior subordinated notes, net, due 2013	230,216	232,508
6.75% senior subordinated notes, due 2013 (m)	225,000	—
6.875% senior subordinated notes, due 2015 (m)	525,000	—
4.00% junior subordinated convertible debentures, due 2033 (l)	—	345,000
3.25% convertible senior debentures, due 2035 (m)	977,500	—
Deferred income tax liabilities	203,111	137,593
Other noncurrent liabilities	246,429	132,931

Total noncurrent liabilities	3,168,932	1,504,591

Total liabilities	4,169,436	1,972,073

Stockholders’ equity (m)	2,942,046	1,927,108

Total liabilities and stockholders’ equity	$7,111,482	$3,899,181

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Condensed Consolidated Statement of Cash Flows, GAAP Basis
(000s)
Unaudited

	Three Months Ended December 31, 2005	Year Ended December 31, 2005

Cash flows from operating activities:
Net income	$48,265	$226,491
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	15,259	44,741
Amortization	12,998	35,581
Provision for doubtful accounts	17,672	58,024
Deferred tax provision	82,706	110,280
Write-off of debt issuance costs	5,841	7,755
Income taxes payable	(42,851)	(8,456)
Changes in assets and liabilities, net of effects from acquisition of businesses	(51,695)	(210,877)

Net cash flows from operating activities	88,195	263,539

Cash flows from investing activities:
Acquisition of businesses, net of cash received	(54,045)	(2,620,380)
Capital expenditures	(9,567)	(24,239)
Other	4,375	(1,484)

Net cash flows from investing activities	(59,237)	(2,646,103)

Cash flows from financing activities:
Borrowings on line of credit facilities and term A loan	17,000	3,560,000
Payments on line of credit facilities and term A loan	(2,097,000)	(3,165,385)
Proceeds from long-term borrowings and obligations	1,727,538	1,769,084
Payments on long-term borrowings and obligations	(368,422)	(369,034)
Fees paid for financing arrangements	(37,564)	(51,743)
Changes in cash overdraft balance	(3,055)	4,999
Proceeds from stock offering, net of issuance costs	742,932	742,932
Proceeds from stock awards and exercise of stock options and warrants, net of stock tendered in payment	3,116	33,455
Dividends paid	(2,414)	(9,549)

Net cash flows from financing activities	(17,869)	2,514,759

Effect of exchange rate changes on cash	294	(943)

Net increase in cash and cash equivalents	11,383	131,252
Cash and cash equivalents at beginning of period	204,038	84,169

Cash and cash equivalents at end of period	$215,421	$215,421

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions,
Non-GAAP Basis (h)
(000s, except per share amounts)
Unaudited

	Three Months Ended December 31,				Year Ended December 31,

	2005		2004		2005		2004

Adjusted operating income (earnings before interest and income taxes, “EBIT”):
EBIT	$153,062		$107,816		$521,629		$442,436
Special items (j)	16,463		2,229		27,797		7,389

Adjusted EBIT (j)	$169,525		$110,045		$549,426		$449,825

Adjusted income before income taxes:
Income before income taxes	$76,998		$89,886		$361,806		$375,199
Special items (j)	44,043		2,229		62,842		7,389

Adjusted income before income taxes (j)	$121,041		$92,115		$424,648		$382,588

Adjusted net income:
Net income	$48,265		$56,180		$226,491		$236,011
Special items, net of taxes (j)	27,608		1,393		39,369		4,618

Adjusted net income (j)	$75,873		$57,573		$265,860		$240,629

Adjusted earnings per share (“EPS”): (e)
Basic EPS	$0.45		$0.55		$2.19		$2.29
Special items, net of taxes (j)	0.26		0.01		0.38		0.04
Adjusted basic EPS (j)	$0.71		$0.57		$2.57		$2.33

Diluted EPS	$0.43	(f)	$0.52	(g)	$2.10	(f)	$2.17	(g)
Special items, net of taxes (j)	0.25		0.01		0.36		0.04
Adjusted diluted EPS (j)	$0.68	(f)	$0.54	(g)	$2.46	(f)	$2.21	(g)

Diluted EPS, excluding “if-converted” impact of 4.00% junior subordinated convertible debentures, due 2033 (“4.00% debentures”)	$0.43	(f)	$0.55	(g)	$2.12	(f)	$2.26	(g)

Adjusted diluted EPS, excluding 4.00% debentures (j)	$0.68	(f)	$0.56	(g)	$2.48	(f)	$2.31	(g)

Weighted average number of shares outstanding:
Diluted	112,318	(f)	111,498	(g)	108,804	(f)	112,819	(g)
Subtract: “If-converted” impact of 4.00% debentures	(275	) (f)	(8,451	) (g)	(1,753	) (f)	(8,451	) (g)

Adjusted diluted, excluding 4.00% debentures	112,043	(f)	103,047	(g)	107,051	(f)	104,368	(g)

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”): (k)
EBIT	$153,062		$107,816		$521,629		$442,436
Depreciation and amortization	28,257		14,474		80,322		56,296

EBITDA (k)	181,319		122,290		601,951		498,732
Special items (j)	16,463		2,229		27,797		7,389

Adjusted EBITDA (j)(k)	$197,782		$124,519		$629,748		$506,121

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (h)
(000s)
Unaudited

	Three Months Ended December 31,		Year Ended December 31,

	2005	2004	2005	2004

Net cash flows from operating activities:
EBITDA (k)	$181,319	$122,290	$601,951	$498,732
Subtract:
Interest expense, net of investment income	(76,064)	(17,930)	(159,823)	(67,237)
Income taxes	(28,733)	(33,706)	(135,315)	(139,188)
Changes in assets and liabilities, net of effects from acquisition of businesses (including income taxes payable)	(94,546)	(50,363)	(219,333)	(226,715)
Add:
Provision for doubtful accounts	17,672	11,688	58,024	45,112
Deferred tax provision	82,706	3,681	110,280	58,154
Write-off of debt issuance costs	5,841	—	7,755	—

Net cash flows from operating activities	$88,195	$35,660	$263,539	$168,858

Free cash flow: (n)
Net cash flows from operating activities	$88,195	$35,660	$263,539	$168,858
Capital expenditures	(9,567)	(4,340)	(24,239)	(17,926)
Dividends	(2,414)	(2,356)	(9,549)	(9,386)

Free cash flow (n)	$76,214	$28,964	$229,751	$141,546

Segment Reconciliations - Pharmacy Services:
Adjusted EBIT - Pharmacy Services:
EBIT	$178,579	$119,381	$583,954	$478,232
Special items (j)	5,715	2,229	11,301	7,389

Adjusted EBIT - Pharmacy Services (j)	$184,294	$121,610	$595,255	$485,621

Adjusted EBITDA - Pharmacy Services: (k)
EBITDA (k)	$205,682	$132,726	$659,624	$530,479
Special items (j)	5,715	2,229	11,301	7,389

Adjusted EBITDA - Pharmacy Services (j)(k)	$211,397	$134,955	$670,925	$537,868

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (h)
(000s)
Unaudited

	Three Months Ended December 31,		Year Ended December 31,

	2005	2004	2005	2004

Segment Reconciliations - Corporate and Consolidating:
Adjusted EBIT - Corporate and Consolidating:
EBIT	$(20,782)	$(14,933)	$(63,886)	$(48,801)
Special items (j)	3,694	—	5,706	—

Adjusted EBIT - Corporate and Consolidating (j)	$(17,088)	$(14,933)	$(58,180)	$(48,801)

Adjusted EBITDA - Corporate and Consolidating: (k)
EBITDA (k)	$(20,122)	$(14,271)	$(61,223)	$(46,256)
Special items (j)	3,694	—	5,706	—

Adjusted EBITDA - Corporate and Consolidating (j) (k)	$(16,428)	$(14,271)	$(55,517)	$(46,256)

Segment Reconciliations - CRO Services:
Adjusted Sales - CRO Services:
Total net sales (a)	$41,803	$35,694	$182,368	$136,250
Reimbursable out-of-pockets (a)	(6,244)	(5,065)	(28,496)	(18,667)

Adjusted sales (i)	$35,559	$30,629	$153,872	$117,583

Adjusted EBIT - CRO Services:
EBIT	$(4,735)	$3,368	$1,561	$13,005
Special items (j)	7,054	—	10,790	—

Adjusted EBIT - CRO Services (j)	$2,319	$3,368	$12,351	$13,005

Adjusted EBITDA - CRO Services: (k)
EBITDA (k)	$(4,241)	$3,835	$3,550	$14,509
Special items (j)	7,054	—	10,790	—

Adjusted EBITDA - CRO Services (j) (k)	$2,813	$3,835	$14,340	$14,509

DEFINITIONS:

GAAP: Amounts that conform with U.S. Generally Accepted Accounting Principles (“GAAP”).

Non-GAAP: Amounts that do not conform with U.S. GAAP.

The footnotes presented at the separate “Footnotes to Financial Information” pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

(a)

In accordance with Emerging Issues Task Force (“EITF”) Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred” (“EITF No. 01-14”), Omnicare, Inc. (“Omnicare” or the “Company”) has recorded reimbursements received for “out-of-pocket” expenses on a grossed-up basis in the income statement as revenues and direct costs. EITF No. 01-14 relates solely to the Company’s contract research services business.

(b)	The three months and year ended December 31, 2005 include the following special charges:

(i)

Operating income includes a restructuring charge of $9,829 and $18,779 before taxes ($6,161 and $11,760 after taxes, or $0.05 and $0.11 per diluted share), respectively, in connection with the Company’s previously disclosed consolidation and productivity initiatives related, in part, to the integration of the NeighborCare, Inc. acquisition. Operating income for both 2005 periods also includes a $4,909 pretax ($3,078 after taxes, or $0.03 per diluted share) special charge for the settlement of litigation relating to certain contractual issues with two vendors. In addition to the aforementioned items, operating income includes a special charge of $1,725 and $2,962 before taxes ($1,081 and $1,854 after taxes, or $0.01 and $0.02 per diluted share), respectively, relating to professional fees and expenses incurred in connection with the Series B 4.00% Trust Preferred Income Equity Redeemable Securities (“New Trust PIERS”) exchange offer, as further discussed in footnote (f) below, and with the repurchase of approximately 98% of the 8.125% senior subordinated notes, due 2011.

(ii)

Interest expense includes a special charge of $25,037 and $32,502 before taxes ($15,694 and $20,364 after taxes, or $0.14 and $0.19 per diluted share), respectively, in connection with the debt extinguishment and new debt issuance costs in connection with the financing arrangement undertaken to provide interim and final funding for the NeighborCare, Inc., RxCrossroads, L.L.C. and excelleRx, Inc. transactions, and the repurchase of approximately 98% of the 8.125% senior subordinated notes, due 2011. In addition to the aforementioned items, interest expense also includes a special charge of $2,543 before taxes ($1,594 after taxes, or $0.01 per diluted share) for the three months and year ended 2005 periods in connection with the previously mentioned vendor litigation settlements.

(c)

The three months and year ended December 31, 2004 includes a special charge of $2,229 and $7,389 before taxes ($1,393 and $4,618 after taxes, or $0.01 and $0.04 per diluted share), respectively, in connection with certain state Medicaid audits related to prior periods.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

(d)

The year ended December 31, 2005 includes a special charge of $1,147 before taxes ($719 after taxes, or $0.01 per diluted share) for acquisition-related expenses pertaining to a proposed transaction that was not consummated.

(e)

EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) and interest expense, net of taxes, are reported independently for each amount presented. Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.

(f)

On March 8, 2005, Omnicare exchanged 96.7% of its outstanding 4.00% Trust Preferred Income Equity Redeemable Securities (“Old Trust PIERS”) for an equal amount of the New Trust PIERS (the “Exchange”). See footnote (g) for a discussion of the impact to earnings results for periods prior to the Exchange. The effect of the Exchange was to reduce the amount of shares assumed converted to 275 and 1,753 for the three months and year ended December 31, 2005, respectively. Additionally, interest expense, net of taxes, that is added back to net income for purposes of calculating diluted earnings per share was reduced to $72 and $1,959 for the three months and year ended December 31, 2005, respectively.

(g)

In December 2004, the EITF of the Financial Accounting Standards Board ratified EITF No. 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share” (“EITF No. 04-8”), which requires the shares underlying contingently convertible debt instruments to be included in diluted earnings per share computations using the “if-converted” accounting method, regardless of whether the market price threshold has been met. Under that method, the convertible debentures are assumed to be converted to common shares (weighted for the number of days assumed to be outstanding during the period), and interest expense, net of taxes, related to the convertible debentures is added back to net income. Diluted earnings per common share amounts were retroactively restated for all prior periods to give effect to the application of EITF No. 04-8 relating to the Company’s 4.00% junior subordinated convertible debentures (“Old 4.00% Debentures”) issued in the second quarter of 2003. The effect of Omnicare’s fourth quarter 2004 adoption of EITF No. 04-8 was to decrease diluted earnings per share $0.02 and $0.09 for the three months and year ended December 31, 2004, respectively. For purposes of the “if-converted” calculation, 8,451 shares were assumed to be converted for the three months and year ended December 31, 2004. Additionally, interest expense, net of taxes, of $2,266 and $9,062 for the three months and year ended December 31, 2004, respectively, was added back to net income for purposes of calculating diluted earnings per share using this method. The effect of EITF No. 04-8 on the Company’s 2005 earnings results was to decrease diluted earnings per share by $0.02 for the year ended December 31, 2005. There was no impact on diluted earnings per share for the three months ended December 31, 2005.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

(h)

Omnicare believes that investors’ understanding of Omnicare’s performance is enhanced by the Company’s disclosure of certain non-GAAP financial measures as presented in this financial information. Omnicare management believes that the adjusted non-GAAP financial results information is useful to investors by providing added insight into the Company’s performance through focusing on the results generated by the Company’s ongoing core operations, which is also the primary purpose that Omnicare management uses the adjusted non-GAAP financial results. Omnicare’s method of calculating these measures may differ from those used by other companies and, therefore, comparability may be limited.

(i)	The noted presentation excludes amounts that Omnicare is required to record in its income statement pursuant to EITF No. 01-14, as previously discussed in footnote (a) above.

(j)

The noted presentation for the three months and year ended December 31, 2005 and 2004 excludes the special charges discussed in footnotes (b), (c) and (d) above. Management believes these items are not related to the ongoing operations of Omnicare, as previously discussed at footnote (h).

(k)

EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization. Omnicare believes that certain investors find EBITDA to be a useful tool for measuring a company’s ability to service its debt, which is also the primary purpose for which management uses this financial measure. However, EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity. Omnicare’s calculation of EBITDA may differ from the calculation of EBITDA by others.

(l)

On March 8, 2005, Omnicare completed its offer to exchange up to $345,000 aggregate liquidation amount of the Old Trust PIERS of Omnicare’s subsidiary, Omnicare Capital Trust I, for an equal amount of the New Trust PIERS of Omnicare’s subsidiary, Omnicare Capital Trust II, plus an exchange fee of $0.125 per $50 stated liquidation amount of the Old Trust PIERS. After the expiration of the exchange offer, approximately $334 million of the Old 4.00% Debentures was replaced with Series B 4.00% junior subordinated convertible debentures (“New 4.00% Debentures”), with approximately $11 million of the Old 4.00% Debentures still outstanding. Omnicare commenced the exchange offer to remove the effect to diluted earnings per share the Old 4.00% Debentures had after the issuance of EITF No. 04-8, as further discussed in footnotes (f) and (g) above. At December 31, 2005, the contingent conversion threshold of the Old Trust PIERS and the New Trust PIERS had been attained. Accordingly, the Old 4.00% Debentures and the New 4.00% Debentures were convertible as of December 31, 2005, to cash and Omnicare common stock, and have been classified as current versus long-term debt.

Omnicare, Inc. and Subsidiary Companies
Footnotes to Financial Information
(000s, except per share amounts)
Unaudited

(m)

During the fourth quarter of 2005, the Company completed its offering of 12,825,000 shares of common stock (not including the underwriters’ option to purchase additional shares), $1 par value, at $59.72 per share, and also completed its offerings of $225 million aggregate principal amount of 6.75% senior subordinated notes due 2013, $525 million aggregate principal amount of 6.875% senior subordinated notes due 2015, and its offering of $977.5 million aggregate principal amount of 3.25% convertible senior debentures due 2035 (including the exercise in full by the underwriters of their option to purchase an additional $127.5 million of debentures). The Company used the net proceeds from the aforementioned offerings to repay the interim funding related to the acquisition of NeighborCare, Inc., RxCrossroads, L.L.C. and excelleRx, Inc., the repurchase of approximately 98% of the 8.125% senior subordinated notes due 2011, and for general corporate purposes.

(n)

Free cash flow represents net cash flows from operating activities less capital expenditures and dividends paid by the Company. Omnicare believes that certain investors find free cash flow to be a helpful measure of cash generated from current operations, net of cash used for its ongoing capital expenditures and dividend payment requirements. Omnicare’s calculation of free cash flow may differ from the calculation of free cash flow by others.